Almost Family Reports Third Quarter 2016 Results

November 1, 2016

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	November 1, 2016

Almost Family Reports Third Quarter 2016 Results

Louisville, KY, November 1, 2016 –  Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the quarter ended September 30, 2016.

Third Quarter Highlights (1):

•	Record net service revenues of approximately $160.4 million with record revenues in our PC and HCI segments
•	GAAP EPS of $0.52 per diluted share, down $0.27 from a year ago, Adjusted EPS of $0.66, up $0.14 from a year ago
•	GAAP net income of $5.4 million, down $2.4 million from a year ago, Adjusted net income of $6.8 million, up $1.7 million from a year ago
•	Record Adjusted EBITDA of $14.8 million, up 39% from a year ago
•

Healthcare Innovations (HCI) segment recorded Medicare Shared Savings payment success fees from multiple ACOs, while performing over 21,000 in-home assessments and having nearly 122,000 ACO beneficiaries and 15 Accountable Care Organizations under contract

•	Unusually high health insurance claims and a significant rate cut in Connecticut’s Medicaid-sponsored behavioral health program reduced diluted EPS by $0.06 and $0.05, respectively
•	A change in the Company’s expected effective tax rate recognized in the current quarter increased diluted EPS by $0.02
•	Year to date operating cash flow of $15.3 million
•	On October 14, 2016, we signed a definitive agreement to acquire a controlling interest in the entity holding the home health and hospice assets of Community Health Systems, Inc.

(1)See Non-GAAP Financial Measures starting on page 12

Management Comments

William Yarmuth, Chairman and Chief Executive Officer, commented:  “We’re very pleased with the progress in our core home health business in the quarter where we continue to generate meaningful organic growth, while also working through the integration of our 2015 and 2016

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

acquisitions.  In addition, we’re especially pleased to report outstanding record results in our healthcare innovations segment which is drawing increased attention as it makes significant strides in its earnings and developments.  At the same time all of this has been accomplished, we also just recently announced entering into the nation’s largest public company hospital-home health joint venture, enabling us, in a very strategic way, to continue our strong growth trajectory.”

Steve Guenthner, President added:  “Although it was somewhat masked by the acquisitions of certain agencies where we did not acquire accounts receivable, we had especially strong operating cash flows in the third quarter reducing days outstanding to 53, the lowest level in quite some time.  Additionally, we were pleased to see the somewhat favorable final rule for Medicare reimbursement in 2017, continuing the comparatively favorable tone of regulators toward home health.”

Yarmuth concluded:  “As we move through the balance of 2016 and into 2017 our key focus will be the successful integration of our new strategic home health partnership with CHS, continuing our work on organic volume growth and improving the financial results of all our business units.”

The Company noted that the third quarter typically marks the seasonally low-water point of its home health business in terms of admissions and the high point for HCI results due to the timing of accounting recognition for success fees under the Medicare Shared Savings Program for Accountable Care Organizations.

Third Quarter Financial Results

VN segment net revenues increased $10.1 million to $108.4 million from $98.3 million in the prior year and total Medicare admissions grew by 5.3% to 23,030 from 21,876 primarily due to home health agencies acquired in late 2015 and the first half of 2016.  VN segment contribution increased $0.5 million, or 4.5%, to $12.6 million, from $12.1 million in the prior year period.  Contribution margin as a percentage of revenue decreased from 12.3% to 11.6%.  VN results in the current quarter were impacted by unusually high health insurance claims experience of about $1 million which lowered diluted EPS by $0.06.  On a same-store basis, Medicare admissions outside of Florida grew by 3.2%, while Florida was marginally positive.    The Company is continuing its efforts to improve the performance of its Florida business which currently account for approximately one-fourth of VN segment revenues as compared to one-third a year ago and one-half three years ago.

PC segment net revenues increased $10.9 million or 35.2% to a record $41.7 million in 2016 from $30.8 million in 2015 primarily due to acquisitions.  PC segment contribution decreased $0.5 million as compared to the same period of last year, primarily due to a 20% rate cut in the State of Connecticut’s Medicaid-sponsored behavioral health program which generated approximately $2.6 million of revenue in the current quarter as compared to $3.3 million in the same quarter last year on similar volumes.  The Company is currently evaluating the on-going viability of this program under current reimbursement and regulations.

Healthcare Innovations (HCI) segment net revenues increased $8.3 million to a record $10.3 million, in 2016 from $2.1 million in 2015.  The Company’s ACO-enablement operations recorded shared savings incentive revenue of $4.3 million from multiple ACOs participating in the Medicare Shared Savings Program.  ACOs managed by the Company saved the Medicare program a total of $25

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

million in the measurement period.  The Company’s assessment business acquired in transactions in January 2016 and July 2015 contributed the balance of the revenues.  As a result, operating income for the HCI segment was a record $5.1 million, or $0.15 per share attributable to Almost Family.

Corporate expenses as a percentage of revenue declined to 4.4%, from 4.8% in the prior year period.  Deal, transition and other costs grew to $2.3 million for 2016, primarily as a result of costs related to 2016 and 2015 acquisitions, while the prior year included a one-time $4.2million benefit related to legal settlements.  Borrowings related to acquisitions increased interest expense to $1.4 million, from $0.6 million in the prior year period.

Net cash from operating activities of $4.9 million was generated in the third quarter of 2016.  Home Health accounts receivable days sales outstanding were 53 at the end of the third quarter of 2016 as compared to 58 at the end of the third quarter of 2015.  The Company noted that its late June 2016 acquisition of certain home health agencies from ResCare did not include accounts receivable.  Building normal accounts receivable reduced operating cash flows by about $6 million in the third quarter of 2016.

The effective tax rate for the third quarter of 2016 and 2015 was 37.3% and 21.0%, respectively.  During the quarter the Company lowered its estimated effective tax rate from 40.5% to 39.5% due to lower permanently non-deductible expenses in relation to taxable income.

Year to Date Financial Results

VN segment net revenues increased $33.0 million to a record $328.7 million from $295.6 million in the prior year period and total Medicare admissions grew by 2.4% to 70,021 from 68,380 primarily due to home health agencies acquired in late 2015 and 2016.  VN segment contribution increased $5.9 million, or 16.1%, to $42.9 million, from $37.0 million in the same period last year.  Contribution margin as a percentage of revenue increased to 13.1% from 12.5%.  On a same-store basis, Medicare admissions outside of Florida grew organically by 3% while Florida was down 4%.

PC segment net revenues increased $32.0 million or 35.9% to a record $121.1 million in 2016 from $89.1 million in 2015 primarily due to acquisitions.  PC segment contribution decreased 3.2% or $0.3 million due to rate cuts in certain skilled elements of the Connecticut and Ohio Medicaid programs more than offset earnings from acquisitions.

HCI segment net revenues increased $18.0 million to a record $20.3 million, in 2016 from $2.3 million in 2015, as acquired LTS and Ingenios assessment business revenues were $15.4 million with the remainder due to higher shared savings revenue as multiple Imperium served ACOs received Medicare shared savings payments.  LTS was acquired in January 2016 and Ingenios was acquired in July 2015.  The HCI segment contribution thus improved $5.5 million, as the segment was profitable for year to date 2016.

Corporate expenses as a percentage of revenue declined to 4.6%, from 5.2% in the prior year period.  Deal, transition and other costs grew to $7.5 million for 2016, primarily as a result of costs related to 2016 and 2015 acquisitions, while the prior year included a one-time $4.2million benefit related to legal settlements.  Borrowings related to acquisitions increased interest expense to $4.3 million, from $1.5 million in the same period 2015.

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

Net cash from operating activities of $15.3 million was generated in 2016, up $2.0 million from the $13.3 million generated in the same period 2015.

The effective tax rate for 2016 and 2015 was 39.3% and 32.9%, respectively.

The Company noted that it will continue to pursue quality acquisitions of in-home health care service providers consistent with its stated strategy and the types of services its segments currently provide.

Acquisition of the Home Health and Hospice Assets of Community Health Systems, Inc.

On October 14, 2016, the Company signed a definitive agreement to acquire a controlling interest in the entity holding the home health and hospice assets of Community Health Systems, Inc. for $128.0 million, subject to a working capital adjustment. Financing for the transaction has been fully committed by JPMorgan. The transaction is expected to be completed during the fourth quarter, subject to regulatory approvals and the satisfaction of customary closing conditions. The Company expects the transaction will add approximately $200 million in revenue, all of which will be classified in the Company’s VN segment. The transaction will expand the Company’s geographic service territory to a total of 26 states.

Medicare Program Developments

On October 31, 2016 the Centers for Medicare and Medicaid Services (CMS) released the final rule for FY2017 home health reimbursement.  The impact table included in the final rule suggests the final rule is slightly more favorable than the preliminary rule published earlier this year.

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Net service revenues	$ 160,421	$ 131,232	$ 470,114	$ 386,997
Cost of service revenues (excluding depreciation & amortization)	86,074	69,475	251,998	204,134
Gross margin	74,347	61,757	218,116	182,863
General and administrative expenses:
Salaries and benefits	42,952	36,767	126,134	108,993
Other	18,167	15,598	56,323	47,772
Deal and transition costs	2,257	(1,306)	7,455	(696)
Total general and administrative expenses	63,376	51,059	189,912	156,069
Operating income	10,971	10,698	28,204	26,794
Interest expense, net	(1,399)	(559)	(4,335)	(1,463)
Income before income taxes	9,572	10,139	23,869	25,331
Income tax expense	(3,194)	(2,078)	(9,120)	(8,458)
Net income	6,378	8,061	14,749	16,873
Net loss - noncontrolling interests	(1,012)	(262)	(689)	330
Net income attributable to Almost Family, Inc.	$ 5,366	$ 7,799	$ 14,060	$ 17,203

Per share amounts-basic:
Average shares outstanding	10,172	9,604	10,150	9,432

Net income attributable to Almost Family, Inc.	$ 0.53	$ 0.81	$ 1.39	$ 1.82

Per share amounts-diluted:
Average shares outstanding	10,310	9,822	10,328	9,649

Net income attributable to Almost Family, Inc.	$ 0.52	$ 0.79	$ 1.36	$ 1.78

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2016
	(UNAUDITED)	January 1, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,827	$7,522
Accounts receivable - net	95,616	92,909
Prepaid expenses and other current assets	14,090	9,033
TOTAL CURRENT ASSETS	116,533	109,464
PROPERTY AND EQUIPMENT - NET	9,753	10,000
GOODWILL	320,794	277,061
OTHER INTANGIBLE ASSETS	69,909	64,629
OTHER ASSETS	4,143	3,615
TOTAL ASSETS	$521,132	$464,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,007	$11,297
Accrued other liabilities	36,054	40,742
TOTAL CURRENT LIABILITIES	50,061	52,039

LONG-TERM LIABILITIES:
Revolving credit facility	133,824	113,790
Deferred tax liabilities	18,494	13,094
Seller notes	12,500	6,556
Other liabilities	6,335	5,390
TOTAL LONG-TERM LIABILITIES	171,153	138,830
TOTAL LIABILITIES	221,214	190,869

NONCONTROLLING INTEREST - REDEEMABLE -
HEALTHCARE INNOVATIONS	2,256	3,639

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 10,489 and 10,125 issued and outstanding	1,050	1,013
Treasury stock, at cost, 116 and 103 shares	(3,214)	(2,731)
Additional paid-in capital	140,351	127,253
Noncontrolling interest - nonredeemable	(766)	(730)
Retained earnings	160,241	145,456
TOTAL STOCKHOLDERS’ EQUITY	297,662	270,261
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$521,132	$464,769

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Nine Months Ended
	September 30, 2016	October 2, 2015
Cash flows of operating activities:
Net income	$ 14,749	$ 16,873
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,020	2,625
Provision for uncollectible accounts	10,626	9,322
Stock-based compensation	2,013	1,455
Deferred income taxes	6,081	3,108
	36,489	33,383
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(12,831)	(13,444)
Prepaid expenses and other current assets	(4,451)	(4,038)
Other assets	(620)	(46)
Accounts payable and accrued expenses	(3,302)	(2,535)
Net cash provided by operating activities	15,285	13,320

Cash flows of investing activities:
Capital expenditures	(4,364)	(1,753)
Cost basis investment	-	(1,000)
Acquisitions, net of cash acquired	(31,256)	(55,701)
Net cash used in investing activities	(35,620)	(58,454)

Cash flows of financing activities:
Credit facility borrowings	215,430	163,904
Credit facility repayments	(195,396)	(118,053)
Debt issuance fees	(102)	(1,161)
Proceeds from stock option exercises	(9)	141
Purchase of common stock in connection with share awards	(484)	(338)
Tax impact of share awards	257	227
Payment of special dividend in connection with share awards	-	(50)
Principal payments on notes payable and capital leases	(56)	(54)
Net cash provided by financing activities	19,640	44,616

Net change in cash and cash equivalents	(695)	(518)
Cash and cash equivalents at beginning of period	7,522	6,886
Cash and cash equivalents at end of period	$ 6,827	$ 6,368

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	Three Months Ended
	September 30, 2016		October 2, 2015		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$108,425	72.2%	$98,344	76.1%	$10,081	10.3%
Personal Care	41,688	27.8%	30,837	23.9%	10,851	35.2%
	150,113	100.0%	129,181	100.0%	20,932	16.2%
Operating income before corporate expenses:
Visiting Nurse	12,618	11.6%	12,074	12.3%	544	4.5%
Personal Care	2,540	6.1%	3,067	9.9%	(527)	-17.2%
	15,158	10.1%	15,141	11.7%	17	0.1%
Healthcare Innovations Operations
Revenue	10,308	100.0%	2,051	100.0%	8,257	402.6%
Operating income	5,051	49.0%	485	23.6%	4,566	941.4%

Corporate expenses	6,981	4.4%	6,234	4.8%	747	12.0%
Deal, transition and other costs	2,257	1.4%	(1,306)	-1.0%	3,563	-272.8%
Operating income	10,971	6.8%	10,698	8.2%	273	2.6%
Interest expense, net	(1,399)	-0.9%	(559)	-0.4%	(840)	150.3%
Income tax expense	(3,194)	-2.0%	(2,078)	-1.6%	(1,116)	53.7%
Net income	$6,378	4.0%	$8,061	6.1%	$(1,683)	-20.9%

Adjusted EBITDA (1)	$14,804	9.2%	$10,623	8.1%	$4,181	39.4%
Adjusted net income (1)	$7,793	4.9%	$5,361	4.1%	$2,432	45.4%

(1)	See Non-GAAP Financial Measures starting on page 12.

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

	Nine Months Ended
	September 30, 2016		October 2, 2015		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$328,697	73.1%	$295,627	76.8%	$33,070	11.2%
Personal Care	121,074	26.9%	89,086	23.2%	31,988	35.9%
	449,771	100.0%	384,713	100.0%	65,058	16.9%
Operating income before corporate expenses:
Visiting Nurse	42,905	13.1%	36,956	12.5%	5,949	16.1%
Personal Care	9,273	7.7%	9,580	10.8%	(307)	-3.2%
	52,178	11.6%	46,536	12.1%	5,642	12.1%
Healthcare Innovations Operations
Revenue	20,343	100.0%	2,284	100.0%	18,059	790.7%
Operating income (loss)	5,098	25.1%	(434)	-19.0%	5,532	NM

Corporate expenses	21,617	4.6%	20,004	5.2%	1,613	8.1%
Deal, transition and other costs	7,455	1.6%	(696)	-0.2%	8,151	-1171.1%
Operating income	28,204	6.0%	26,794	6.9%	1,410	5.3%
Interest expense, net	(4,335)	-0.9%	(1,463)	-0.4%	(2,872)	196.3%
Income tax expense	(9,120)	-1.9%	(8,458)	-2.2%	(662)	7.8%
Net income	$14,749	3.1%	$16,873	4.4%	$(2,124)	-12.6%

Adjusted EBITDA (1)	$40,486	8.6%	$29,962	7.7%	$10,524	35.1%
Adjusted net income (1)	$19,259	4.1%	$14,536	3.8%	$4,723	32.5%

(1)	See Non-GAAP Financial Measures starting on page 12.

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended
	September 30, 2016		October 2, 2015		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	169		164		5	3.0%

All payors:
Patient months	88,396		80,940		7,456	9.2%
Admissions	25,788		24,759		1,029	4.2%
Billable visits	711,998		645,589		66,409	10.3%

Medicare:
Admissions	23,030	89%	21,876	88%	1,154	5.3%
Revenue (in thousands)	$101,383	94%	$92,033	94%	$9,350	10.2%
Revenue per admission	$4,402		$4,207		$195	4.6%
Billable visits	630,089	88%	580,709	90%	49,380	8.5%
Recertifications	12,639		11,966		673	5.6%
Payor mix % of Admissions
Traditional Medicare Episodic	84.0%		84.6%		-0.6%
Replacement Plans Paid Episodically	5.9%		4.1%		1.8%
Replacement Plans Paid Per Visit	10.1%		11.3%		-1.2%

Non-Medicare:
Admissions	2,758	11%	2,883	12%	$ (125)	-4.3%
Revenue (in thousands)	$7,042	6%	$6,311	6%	$731	11.6%
Revenue per admission	$2,553		$2,189		$364	16.6%
Billable visits	81,909	12%	64,880	10%	17,029	26.2%
Recertifications	1,233		774		459	59.3%
Payor mix % of Admissions
Medicaid & other governmental	25.9%		30.6%		-4.7%
Private payors	74.1%		69.4%		4.7%

PERSONAL CARE SEGMENT OPERATING METRICS

	Three Months Ended
	September 30, 2016	October 2, 2015	Change
	Amount	Amount	Amount	%
Average number of locations	80	66	14	21.2%

Admissions	2,638	1,725	913	52.9%
Patient months of care	43,562	25,419	18,143	71.4%
Billable hours	1,919,931	1,384,466	535,465	38.7%
Revenue per billable hour	$21.71	$22.27	$(0.56)	-2.5%

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

VISITING NURSE SEGMENT OPERATING METRICS

	Nine Months Ended
	September 30, 2016		October 2, 2015		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	165		162		3	1.9%

All payors:
Patient months	270,880		242,989		27,891	11.5%
Admissions	81,574		75,958		5,616	7.4%
Billable visits	2,174,980		1,926,660		248,320	12.9%

Medicare:
Admissions	70,021	86%	68,380	90%	1,641	2.4%
Revenue (in thousands)	$308,055	94%	$280,827	95%	$27,228	9.7%
Revenue per admission	$4,399		$4,107		$293	7.1%
Billable visits	1,921,796	88%	1,745,856	91%	175,940	10.1%
Recertifications	37,777		35,473		2,304	6.5%
Payor mix % of Admissions
Traditional Medicare Episodic	82.5%		83.9%		-1.4%
Replacement Plans Paid Episodically	5.2%		4.0%		1.2%
Replacement Plans Paid Per Visit	12.3%		12.1%		0.2%

Non-Medicare:
Admissions	11,553	14%	7,578	10%	3,975	52.5%
Revenue (in thousands)	$20,642	6%	$14,800	5%	$5,842	39.5%
Revenue per admission	$1,787		$1,953		$(166)	-8.5%
Billable visits	253,184	12%	180,804	9%	72,380	40.0%
Recertifications	3,517		1,485		2,032	136.8%
Payor mix % of Admissions
Medicaid & other governmental	41.1%		32.4%		8.7%
Private payors	58.9%		67.6%		-8.7%

PERSONAL CARE OPERATING METRICS

	Nine Months Ended
	September 30, 2016	October 2, 2015	Change
	Amount	Amount	Amount	%
Average number of locations	74	64	10	15.6%

Admissions	7,675	4,803	2,872	59.8%
Patient months of care	122,380	71,907	50,473	70.2%
Billable hours	5,575,254	3,989,328	1,585,926	39.8%
Revenue per billable hour	$21.72	$22.33	$(0.61)	-2.8%

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Three Months Ended
	September 30, 2016	October 2, 2015	Change
	Amount	Amount	Amount	%
In-home Assessments	21,019	1,962	19,057	NM

Medicare ACO enrollees under management	121,881	83,133	38,748	46.6%
ACOs under contract	15	11	4	36.4%
Assets	$64,556	11,070	$53,486	NM
Liabilities	$23,118	1,124	$21,994	NM
Non-controlling interest - redeemable	$2,256	3,639	$(1,383)	-38.0%
Non-controlling interest - nonredeemable	$1,060	417	$643	154.2%

	Nine Months Ended
	September 30, 2016	October 2, 2015	Change
	Amount	Amount	Amount	%
In-home Assessments	79,017	1,962	77,055	NM

Medicare enrollees under management	121,881	83,133	38,748	46.6%
ACOs under contract	15	11	4	36.4%

Non-GAAP Financial Measures

The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted net income and adjusted earnings per share provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following tables set forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted net income:

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

 (In thousands)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Net income	$6,378	$8,061	$14,749	$16,873

Addbacks:
Deal, transition and other, net of tax	1,415	(2,700)	4,510	(2,337)
Adjusted net income	7,793	5,361	19,259	14,536
Non-controlling interest	(1,012)	(262)	(689)	330
Adjusted net income attributable to Almost Family, Inc.	$6,781	$5,099	$18,570	$14,866

Per share amounts-diluted:
Average shares outstanding	10,310	9,822	10,328	9,649

Net income	0.62	0.82	1.43	1.75

Addbacks:
Deal, transition and other, net of tax	0.14	(0.27)	0.44	(0.24)
Adjusted earnings per share	0.76	0.55	1.86	1.51
Non-controlling interest	(0.10)	(0.03)	(0.07)	0.03
Adjusted net income attributable to Almost Family, Inc.	$0.66	$0.52	$1.80	$1.54

Adjusted EBITDA

Adjusted earnings before interest, income tax, depreciation and amortization, amortization of stock-based compensation, deal, transition and other (Adjusted EBTIDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA Operations are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA Operations and believes that it is useful to investors because it provides a common analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

The following tables set forth a reconciliation of net income from continuing operations to Adjusted EBITDA from Home Health Operations:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

 (In thousands)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Net income	$6,378	$8,061	$14,749	$16,873
Add back:
Interest expense	1,399	559	4,335	1,463
Income tax expense	3,194	2,078	9,120	8,458
Depreciation and amortization	964	781	2,814	2,409
Stock-based compensation	612	450	2,013	1,455
Deal and transition costs	2,257	(1,306)	7,455	(696)
Adjusted EBITDA	$14,804	$10,623	$40,486	$29,962

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, New York, Connecticut, Kentucky, New Jersey, Massachusetts, Pennsylvania, Georgia, Wisconsin, Indiana, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance and prior to the acquisition of Community Health Systems, Inc. home health and hospice operations).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment, a personal care segment and a healthcare innovations segment.  Almost Family operates over 250 branch locations in sixteen U.S. states.

Almost Family Reports Third Quarter 2016 Results

November 1, 2016

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms.  These forward-looking statements are based on the Company's current plans, expectations and projections about future events.  Statements about the Company’s or CHS Home Health’s past financial results do not, and are not meant to, predict future results.  The Company can provide no assurance that such results and performance will continue.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of regulatory approvals or third party consents on the terms desired or anticipated; the Company’s ability to obtain financing on the anticipated terms and schedule; disruptions of the Company’s and CHS Home Health’s current plans, operations and relationships caused by the announcement and pendency of the proposed transaction; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; unanticipated difficulties or expenditures relating to the proposed transaction, including, without limitation, difficulties that result in the failure to achieve expected synergies, efficiencies and cost savings from the proposed transaction within the expected time period (if at all); government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the fiscal year ended January 1, 2016, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”  With regard to the Company’s investment in development-stage enterprises in its Healthcare Innovations segment, there can be no assurance that its operational and developmental objectives will be realized or that the Company’s investments will result in future returns.  The Company undertakes no obligation to update or revise its forward-looking statements.